SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                              ---------------

                                  FORM 8-A


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) or 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                       The Gabelli Equity Trust Inc.
         ---------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)



               Maryland                                 22-2736509
---------------------------------------            ---------------------
 (State of Incorporation or Organization)  (I.R.S. Employer Identification no.)


          One Corporate Center
          Rye, New York                                10580-1434
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 (Address of principal executive offices)              (zip code)


Securities to be registered pursuant to Section 12(b) of the Act:


                                                   Name of each exchange
Title of each class                                on which each class is
to be so registered                                to be registered
-------------------                                ----------------------

____% Tax Advantaged Series
      B Cumulative Preferred                       New York Stock Exchange
      Stock

Securities to be registered pursuant to Section 12(g) of the Act:


                                    None
    ------------------------------------------------------------------
                              (Title of Class)


Item 1.  Description of Registrant's Securities to be
Registered.

The section captioned "Description of Series B Preferred" in the Registrant's form of Preliminary Prospectus filed as a part of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (No. 333- 59874), dated June 11, 2001, is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits have been filed with the Securities and Exchange Commission (the "Commission"):

(1) Incorporated by reference from form of Certificate for Common Stock.
(a)

(2) Incorporated by reference from Portions of the Amended and Restated Articles of Incorporation of the Registrant defining the rights of holders of Common Stock. (b)

(3) Incorporated by reference from form of Certificate for 7.25% Tax Advantaged Cumulative Preferred Stock (the "Cumulative Preferred"). (c)

(4) Incorporated by reference from Portions of form of Articles
Supplementary defining the rights of holders of Cumulative Preferred. (d)

(5) Incorporated by reference from Portions of form of Articles of Amendment relating to Articles Supplementary defining the rights of holders of Cumulative Preferred. (e)

(6) Incorporated by reference from form of Certificate for % Tax Advantaged Series B Cumulative Preferred --- Stock (the "Series B Preferred"). (f)

(7) Incorporated by reference from Portions of form of Articles
Supplementary defining the rights of holders of Series B Preferred. (g)

(a) Incorporated by reference from Exhibit 2(d)to Pre- Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File Nos. 33-06146 and 811-4700) as filed with the Commission on August 14, 1986.

(b) Incorporated by reference to Exhibit 2(a)(1) to Pre- Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File Nos. 333-45951 and 811-4700) as filed with the Commission on April 7, 1998.

(c)Incorporated by reference to Exhibit 2(d)to Pre- Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File Nos. 333-45951 and 811-4700) as filed with the Commission on April 7, 1998.

(d)Incorporated by reference to Exhibit 2(a)(2)to Pre- Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File Nos. 333-45951 and 811-4700) as filed with the Commission on April 7, 1998.

(e)Incorporated by reference to Exhibit 2(a)(2)(B)to Pre- Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File Nos. 333-59874 and 811-4700) as filed with the Commission on June 11, 2001.

(f)Incorporated by reference to Exhibit 2(d)to Pre- Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File
Nos.333-59874 and 811-4700) as filed with the Commission on June 11, 2001.

(g)Incorporated by reference to Exhibit 2(a)(3)to Pre- Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File Nos. 333-59874 and 811-4700) as filed with the Commission on June 11, 2001.



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            The Gabelli Equity Trust Inc.
                                            -----------------------------
                                                     (Registrant)

Date:   June 11, 2001                       By: /s/ Bruce N. Alpert
       ---------------                         ----------------------
                                               Name:  Bruce N. Alpert
                                               Title: Vice President
                                                      and Treasurer